UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 507, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2023, 22nd Century Group, Inc. (the “Company”) and certain investors (the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) relating to the issuance and sale of shares of common stock and warrants pursuant to a registered direct offering (the “Offering”). The Investors purchased approximately $5.3 million of shares and warrants, consisting of an aggregate of 11,219,516 shares of common stock and 11,219,516 warrants (the “Warrants”) to purchase an equal number of shares, at a purchase price of $0.47 per unit. The Warrants are exercisable immediately upon issuance at an exercise price of $0.47 per share of common stock, expire on June 22, 2028 and are subject to adjustment in certain circumstances, including upon any subsequent equity sales at a price per share lower than the then effective exercise price of such Warrants, then such exercise price shall be lowered to such price at which the shares were offered.

As part of the Offering, the Company entered into a warrant reprice letter (the “Warrant Reprice Letter) and agreed to reduce the exercise price on the previously issued 11,219,516 warrants owned by the investors participating in the Offering from $2.05 to $0.47 and to add a provision in the warrants that upon any subsequent equity sales at a price per share lower than the then effective exercise price of such warrants, such exercise price shall be lowered to such price at which the shares were offered. The remaining 5,853,659 previously issued warrants were not repriced and remain at an exercise price of $2.05 on their original terms.

The Securities Purchase Agreement provides that, subject to certain exceptions, until 30 days after the closing of the Offering, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents. The Securities Purchase Agreement also provides that the Investors in the Offering have a right of participation in future equity or equity linked offerings by the Company until December 31, 2023. In addition, the Securities Purchase Agreement required the Company to terminate its prior at-the market offering program with Cowen and Company, LLC, which notice of termination was provided on June 19, 2023.

The Securities Purchase Agreement provides that, subject to certain exceptions, for a period of one year following the closing of the Offerings, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a variable rate transaction, which generally includes any transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (A) at a conversion price or exchange rate that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or (ii) enters into any agreement, whereby the Company may issue securities at a future determined price.

The net proceeds to the Company from the Offering, after deducting the fees of Dawson James Securities, Inc. (the “Placement Agent”) and the Company’s estimated offering expenses, were approximately $4.8 million. The Offering is expected to close on June 22, 2023, subject to the satisfaction of closing conditions.

The common stock and Warrants (and shares issuable upon exercise of the Warrants) offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-270473) previously filed with the Securities and Exchange Commission and declared effective on March 31, 2023, the base prospectus included therein and the related prospectus supplement dated July 19, 2023.

The Company agreed to pay the Placement Agent a cash fee of 8.0% of the gross proceeds from the Offering, an additional 8.0% cash fee of any cash exercise of the Warrants and to reimburse the Placement Agent for its expenses, including the reimbursement of legal fees up to an aggregate of $50,000. The engagement agreement with the Placement Agent is exclusive until December 31, 2023 (excluding non-convertible debt) and requires the Company to indemnify the Placement Agent and certain of its affiliates against certain customary liabilities.

As a result of the Offering, the Company’s outstanding warrants to purchase up to 5,000,000 shares of the Company’s common stock for an exercise price of $1.275 per share will be automatically adjusted as follows: $0.855 exercise price for up to 7,456,140 shares of common stock.

The foregoing summaries of the terms of the Securities Purchase Agreement, the Warrant Reprice Letter and the Warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 10.2 and 4.1, respectively, and incorporated herein by reference. Each of the Securities Purchase Agreement, Warrant Reprice Letter and the Warrants contains representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of those agreements and in the context of the specific relationship between the parties. The provisions of the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement or as stated therein and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to the documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 1.02 Termination of a Material Definitive Agreement.

On June 19, 2023, the Company provided notice to Cowen and Company, LLC that it was terminating the Sales Agreement dated March 9, 2023 between the Company and Cowen and Company, LLC as a result of the Offering.

Item 5.02(e):   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2023, the stockholders of the Company approved the Amended and Restated 22nd Century Group, Inc. 2021 Omnibus Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance by three million, five hundred thousand (3,500,000). The Plan was filed as Appendix B to the Company’s definitive proxy statement filed April 25, 2023 and the terms thereof are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2023, the stockholders of the Company approved an amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from three hundred million (300,000,000) to five hundred million (500,000,000), which Amendment was filed and effective with the Secretary of the State of Nevada on June 16, 2023. The Amendment was filed as Appendix A to the Company’s definitive proxy statement filed April 25, 2023 and the terms thereof are incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2023 Annual Meeting of Stockholders of the Company was held on Friday, June 16, 2023 to vote on the following proposals:

(1)	A proposal to elect as directors the two (2) director nominees named in the proxy statement as Class III directors to serve for a three-year period until the Annual Meeting of stockholders in the year 2026 and, in each instance, until their respective successors have been elected and qualified. In accordance with the voting results listed below, each of the nominees were elected to serve as directors.

Nominees for Director	For	Withheld	Broker non-votes
Lucille S. Salhany	69,599,730	9,786,075	65,947,145
Anthony Johnson	69,450,666	9,935,139	65,947,145

(2)	To approve an advisory resolution approving executive compensation for fiscal year 2022. In accordance with the voting results listed below, the Company’s executive compensation for fiscal year 2022 has been approved.

For	Against	Abstain	Broker non-votes
55,792,155	22,095,049	1,498,601	65,947,145

(3)	To approve an amendment to our Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from three hundred million (300,000,000) to five hundred million (500,000,000). In accordance with the voting results listed below, the amendment to the Articles of Incorporation was approved.

For	Against	Abstain	Broker non-votes
125,778,090	19,025,184	529,676	0

(4)	To approve an amendment and restatement of the 22nd Century Group, Inc. 2021 Omnibus Incentive Plan which shall increase the number of shares authorized for issuance by three million, five hundred thousand (3,500,000). In accordance with the voting results listed below, the amendment to the 2021 Omnibus Incentive Plan was approved.

For	Against	Abstain	Broker non-votes
62,828,510	15,987,488	569,807	65,947,145

(5)	To ratify the appointment of Freed Maxick CPAs, P.C. as our independent registered public accountants for 2023. In accordance with the voting results listed below, Freed Maxick CPAs, P.C. will serve as the independent registered certified public accountants for the year 2023.

For	Against	Abstain	Broker non-votes
137,738,532	5,958,714	1,635,704	0

(6)	To approve the adjournment of the meeting, if necessary or advisable, to solicit additional proxies in favor of the amendment to our Articles of Incorporation (Proposal 3) or the amendment and restatement of our 2021 Omnibus Incentive Plan (Proposal 4), which was approved as follows:

For	Against	Abstain	Broker non-votes
125,206,644	18,388,770	1,737,536	0

Item 7.01	Regulation FD Disclosure.

On June 20, 2023, the Company issued a press release in connection with the Offering. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this item (including the exhibit) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01(d): Financial Statements and Exhibits.

Exhibit 3.1	Form of Certificate of Amendment to Restated Articles of Incorporation (incorporated by reference from Appendix A to the definitive proxy statement filed on April 25, 2023)
Exhibit 4.1	Form of Warrant
Exhibit 5.1	Opinion of Foley & Lardner LLP
Exhibit 10.1	Form of Securities Purchase Agreement, dated June 19, 2023, by and between 22nd Century Group, Inc. and each of the Purchasers (as defined therein).
Exhibit 10.2	Form of Warrant Reprice Letter
Exhibit 10.3	Amended and Restated 2021 Omnibus Incentive Plan (incorporated by reference from Appendix B to the definitive proxy statement filed on April 25, 2023)
Exhibit 23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).
Exhibit 99.1	Press Release dated June 20, 2023
Exhibit 104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Peter Ferola
Date: June 21, 2023	Peter Ferola
Chief Legal Officer